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                              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 2003
                                                                                                         REGISTRATION NO. 333-106663
====================================================================================================================================

                                          UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                                                       WASHINGTON, D.C. 20549
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                                                   POST-EFFECTIVE AMENDMENT NO. 1

                                                             TO FORM S-1
                                                       REGISTRATION STATEMENT
                                                                UNDER
                                                     THE SECURITIES ACT OF 1933
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                                                       CHEVIOT FINANCIAL CORP.
                                       (Exact Name of Registrant as Specified in its Charter)

            FEDERAL                                              6712                                          (TO BE APPLIED FOR)
(State or Other Jurisdiction of                      (Primary Standard Industrial                                (I.R.S. Employer
Incorporation or Organization)                        Classification Code Number)                             Identification Number)

                                   ---------------------------------------------------------------
                                                        3723 GLENMORE AVENUE
                                                      CHEVIOT, OHIO 45211-4744
                                                           (513) 661-0457
        (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
                                   ---------------------------------------------------------------

                                      THOMAS J. LINNEMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                       CHEVIOT FINANCIAL CORP.
                                                        3723 GLENMORE AVENUE
                                                      CHEVIOT, OHIO 45211-4744
                                                           (513) 661-0457
                (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
                                   ---------------------------------------------------------------
                                                             COPIES TO:

                             NEIL GANULIN, ESQ.                                           ALAN SCHICK, ESQ.
                            FROST BROWN TODD LLC                                LUSE GORMAN POMERENK & SCHICK, P.C.
                              2200 PNC CENTER                                       5335 WISCONSIN AVENUE, N.W.
                           201 EAST FIFTH STREET                                             SUITE 400
                        CINCINNATI, OHIO 45202-4182                                  WASHINGTON, DC 20015-2077

                                   ---------------------------------------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this
Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the
same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and
list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                   ---------------------------------------------------------------
                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------ ------------------ ---------------------------- ---------------------- ------------------
         TITLE OF EACH CLASS OF                                    PROPOSED MAXIMUM          PROPOSED MAXIMUM
               SECURITIES                     AMOUNT TO BE              AGGREGATE                AGGREGATE             AMOUNT OF
            TO BE REGISTERED                   REGISTERED       OFFERING PRICE PER SHARE     OFFERING PRICE (1)    REGISTRATION FEE
------------------------------------------ ------------------ ---------------------------- ---------------------- ------------------
Common Stock, $.01 par value.............   4,463,438 shares            $10.00                $44,634,380 (2)         $3,611 (3)
------------------------------------------ ------------------ ---------------------------- ---------------------- ------------------
Participation Interests in Cheviot
Savings Bank 401(k) Retirement Savings
Plan.....................................
------------------------------------------ ------------------ ---------------------------- ---------------------- ------------------

(1)  Estimated solely for purposes of calculating the registration fee.
(2)  Includes 75,000 shares to be contributed to a charitable foundation as part of the offering.
(3)  Cheviot Financial Corp. previously paid the Registration Fee. Pursuant to Rule 457(h) of the Securities Act of 1993, as
     amended, no seperate fee is required for participation interests.
====================================================================================================================================
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL
THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME
EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
====================================================================================================================================
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EXPLANATORY NOTE: The purpose of this Post-Effective Amendment No. 1 to
Registration Statement No. 333-106663 (the "Registration Statement") is solely to file as Exhibit 99.6 a Prospectus Supplement that will be delivered to the 41 participants of the Cheviot Savings Bank 401(k) Retirement Savings Plan (the
"401(k) Plan"), along with the Prospectus dated November 12, 2003 and filed with the Registration Statement, to permit the participants to direct the 401(k) Plan trustee to purchase shares of Cheviot Financial Corp. common stock in the offering.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  Exhibits

Exhibit No.       Item

1.1 Engagement Letters between Cheviot Savings Bank and Keefe, Bruyette & Woods, Inc.*

1.2 Form of Agency Agreement among Cheviot Financial Corp., Cheviot Savings Bank and Keefe, Bruyette & Woods, Inc. *

2        Plan of Reorganization and Stock Issuance Plan *

3.1      Charter of Cheviot Financial Corp.*

3.2      Bylaws of Cheviot Financial Corp.*

4        Form of Common Stock Certificate of Cheviot Financial Corp. *

5 Opinion of Frost Brown Todd LLC regarding legality of securities being registered *

8.1      Federal Tax Opinion of Frost Brown Todd LLC *

8.2      Ohio Tax Opinion of Grant Thornton LLP *

8.3 Federal Tax Opinion of Frost Brown Todd LLC regarding charitable contribution to foundation *

8.4 Ohio Tax Opinion of Grant Thornton LLP regarding charitable contribution to foundation *

10.1     Form of Cheviot Savings Bank Employment Agreement for Thomas J.
         Linneman *

10.2 Form of Cheviot Savings Bank Change in Control Severance Agreement for Kevin Kappa *

10.3 Form of Cheviot Savings Bank Change in Control Severance Agreement for Jeffrey Lenzer *

10.4     Directors Deferred Compensation Plan *

10.5     Form of Tax Allocation Agreement *

10.6     Form of Expense Allocation Agreement *

21       Subsidiaries of Registrant *

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23.1     Consent of Frost Brown Todd LLC (contained in Opinions included on
         Exhibits 5 and 8.1)

23.2     Consent of Grant Thornton LLP *

23.3     Consent of RP Financial LC *

24       Power of Attorney *

99.1 Letter Agreement between Cheviot Savings Bank and RP Financial LC for appraisal services *

99.2 Letter Agreement between Cheviot Savings Bank and RP Financial LC for business plan services *

99.3.1   Appraisal Report of RP Financial LC(p) *

99.3.2   Updated Appraisal Report of RP Financial LC(p) *

99.3.3   Second Updated Appraisal Report of RP Financial LC(p)

99.4     Marketing Materials *

99.5     Stock Order and Certification Form *

99.6     Form of Prospectus Supplement



---------------------------------------
*   Previously filed

(p) The supporting exhibits of financial schedules are filed in paper format pursuant to Rule 202 and Rule 311 of Regulation S-T.

(b) Financial Statement Schedules

All schedules are omitted because the information required to be set forth therein is not applicable or is contained in the Financial Statements or Notes.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cheviot, Ohio, on the 26th day of November, 2003.

                                   CHEVIOT FINANCIAL CORP.



                                   By:       /s/ Thomas J. Linneman
                                        ----------------------------------------
                                        Thomas J. Linneman
                                        President and Chief Executive Officer
                                        (Duly Authorized Representative)

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         Pursuant to the requirements of the Securities Act of 1933 has been signed below by the following persons in the capacities and on the dates indicated below.

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Name                            Title                                       Date
/s/ Thomas J. Linneman          Chief Executive Officer, President          November 26, 2003
---------------------------     and director
Thomas J. Linneman              (principal executive officer)


/s/ Scott T. Smith              Chief Financial Officer (principal          November 26, 2003
---------------------------     financial and accounting officer)
Scott T. Smith


/s/ Gerhard H. Hillmann*        Director                                    November 26, 2003
---------------------------
Gerhard H. Hillmann


/s/ Edward L. Kleemeier*        Director                                    November 26, 2003
---------------------------
Edward L. Kleemeier


/s/ John T. Smith*              Director                                    November 26, 2003
---------------------------
John T. Smith


/s/ Robert Thomas*              Director                                    November 26, 2003
---------------------------
Robert Thomas


/s/ James E. Williamson*        Director                                    November 26, 2003
---------------------------
James Williamson


* /s/ Thomas J. Linneman
  ----------------------
   Thomas J. Linneman,
     as attorney-in-fact
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